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                               FORD MOTOR COMPANY

                           OFFER TO PURCHASE FOR CASH

         ANY AND ALL OUTSTANDING DEPOSITARY SHARES (CUSIP 345370 40 7),
                  EACH REPRESENTING 1/2,000 OF A SHARE OF ITS
                      SERIES B CUMULATIVE PREFERRED STOCK,

                                       AT

                          $31.40 PER DEPOSITARY SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 26, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                January 22, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated January 22, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Ford Motor Company, a Delaware corporation (the "Company"), to purchase any and all outstanding Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of its Series B Cumulative Preferred Stock, par value $1.00 per share, liquidation preference equal to $25 per Depositary Share, at a price of $31.40 per Depositary Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. The Company will purchase any and all Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

     We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. We also request that you designate, in the box captioned "Solicited Tenders", any Soliciting Dealer who solicited your tender of Depositary Shares.

     Your attention is invited to the following:

          1. The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on Thursday, February 26, 1998, unless the Offer is extended.

          2. The Offer is not conditioned upon any minimum number of Depositary Shares being tendered. The Offer is, however, subject to certain other conditions, as described in Section 8 of the Offer to Purchase.

          3. Any stock transfer taxes applicable to the sale of Depositary Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
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     THE COMPANY, ITS BOARD OF DIRECTORS AND ITS EXECUTIVE OFFICERS MAKE NO
RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER ANY OR ALL OF SUCH SHAREHOLDER'S DEPOSITARY SHARES PURSUANT TO THE OFFER. EACH SHAREHOLDER MUST DECIDE WHETHER TO TENDER DEPOSITARY SHARES AND, IF SO, HOW MANY DEPOSITARY SHARES TO TENDER.

     If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY MERRILL LYNCH & CO., THE DEALER MANAGER, OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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                                  INSTRUCTIONS
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
         ANY AND ALL OUTSTANDING DEPOSITARY SHARES (CUSIP 345370 40 7),
  EACH REPRESENTING 1/2,000 OF A SHARE OF SERIES B CUMULATIVE PREFERRED STOCK
                             OF FORD MOTOR COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 22, 1998 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Ford Motor Company, a Delaware corporation (the "Company"), to purchase any and all Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of its Series B Cumulative Preferred Stock, par value $1.00 per share, liquidation preference equal to $25 per Depositary Share, at $31.40 per Depositary Share, net to the undersigned in cash.

     This will instruct you to tender the number of Depositary Shares indicated below (or, if no number is indicated below, all Depositary Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

--------------------------------------------------------------------------------

                      NUMBER OF DEPOSITARY SHARES TENDERED

   [ ] By checking this box, all Depositary Shares held by you for the account of the undersigned, including fractional shares, will be tendered in the Offer. If fewer than all Depositary Shares are to be tendered, the undersigned has checked the box below and indicated the aggregate number of Depositary Shares to be tendered by you.

   [ ] _________________ Depositary Shares*

   ------------
   * Unless otherwise indicated, it will be assumed that all Depositary
     Shares held by us for your account are to be tendered.
--------------------------------------------------------------------------------

                                [SEE OTHER SIDE]

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            Please designate in the box below any Soliciting Dealer
 (as defined in Section 14 of the Offer to Purchase) who solicited your tender.
--------------------------------------------------------------------------------

                               SOLICITED TENDERS
    The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

                 Name of Firm:
                               -----------------------------------
                                       (Please Print)

                 Name of Individual Broker
                 or Financial Consultant:
                                          ------------------------

                 Identification Number (if known):
                                                   ---------------

                 Address:
                 ----------------------------------------------

                 ----------------------------------------------
                               (Include Zip Code)



                                   SIGN HERE

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X                                               X
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                Signature                                       Signature

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                   Name                                            Name

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                 Address                                         Address

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    Social Security or Taxpayer ID No.              Social Security or Taxpayer ID No.


                Dated: -------------------------------------------- , 1998
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